Registration No. 333-120121

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                THE PROJECT GROUP
            --------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


               NEVADA                                  90-0147943
  ----------------------------------        ----------------------------------
   (State or Other Jurisdiction of           (I.R.S. Employer Identification
   Incorporation or Organization)                         No.)

                    333 N. Sam Houston Parkway E., Suite 275
                              Houston, Texas 77060
                  --------------------------------------------
                         (Address of Principal Executive
                               Offices)(Zip Code)

                         2003 EMPLOYEE STOCK OPTION PLAN
                 -----------------------------------------------
                            (Full Title of the Plan)

             Craig Crawford                               Copy to:
         The Project Group, Inc.
      333 N. Sam Houston Parkway E.               Michael W. Sanders, Esq.
                Suite 275                         20333 S.H. 249, Suite 600
          Houston, Texas 77060                         Houston, Texas
             (713) 622-1100                            (832) 446-2599
    ----------------------------------
      (Name, Address and Telephone
      Number of Agent For Service)

      Approximate date of proposed sales pursuant to the plan: From time to time after the effective date of this Registration Statement.

                                       EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 to Registration Statement on Form S-8 (SEC File No. 333-120121)(the "Registration Statement") of The Project Group, Inc. (the "Registrant") is to file as an exhibit to the Registration Statement an updated consent of Thomas Leger & Co., L.L.P., independent certified public accountants.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.   EXHIBITS

          EXHIBIT NO.                DESCRIPTION
          -----------                -----------

            23.1              Consent of Thomas Leger & Co. L.L.P.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 2nd day of November 2004.

                                              THE PROJECT GROUP, INC.


                                              By: /s/ Craig Crawford
                                              Craig Crawford, President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                            TITLE                                  DATE
---------                            -----                                  ----
/s/ Craig Crawford                   President, Chief Executive             November 2, 2004
Craig Crawford                       Officer and Director

/s/ William Moebius                  Chairman and Director                  November 2, 2004
William H. Moebius

/s/ Emmett R. McCoppin, Sr.          Vice President, Chief Technology       November 2, 2004
Emmett R. McCoppin, Sr.              Officer and Director

/s/ John Winchester                  Senior Vice President and Director     November 2, 2004
John Winchester

/s/ Sean Hanson                      Secretary, Treasurer and Director      November 2, 2004
Sean Hanson

/s/ John Danielson                   Director                               November 2, 2004
John Danielson

/s/ Brad Marnitz                     Director                               November 2, 2004
Brad Marnitz